Exhibit 4.2

SERIES 2026-2

SERIES SUPPLEMENT

among

kinetic abs issuer llc

AND

THE ASSET ENTITIES PARTY HERETO

AS OBLIGORS,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS INDENTURE TRUSTEE

dated as of July 15, 2026

Secured Fiber Network Revenue Notes, Series 2026-2

i

SERIES 2026-2
SERIES SUPPLEMENT

THIS SERIES 2026-2 SERIES SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of July 15, 2026, is entered into by and among (i) Kinetic ABS Issuer LLC, a Delaware limited liability company (the “Issuer”), (ii) Kinetic ABS AR LLC, a Delaware limited liability company (“Kinetic ABS AR”), (iii) Kinetic ABS GA LLC, a Delaware limited liability company (“Kinetic ABS GA”), (iv) Kinetic ABS KY LLC, a Delaware limited liability company (“Kinetic ABS KY”), (v) Kinetic ABS OH LLC, a Delaware limited liability company (“Kinetic ABS OH”), (vi) Kinetic ABS TX LLC, a Delaware limited liability company, (vii) Kinetic ABS NC LLC, a Delaware limited liability company (“Kinetic ABS NC”), (viii) Kinetic ABS FL LLC, a Delaware limited liability company (“Kinetic ABS FL”), (ix) Kinetic ABS OK LLC, a Delaware limited liability company (“Kinetic ABS OK” or the “Series 2026-2 Prefunding Period Entity”), (x) Kinetic ABS AL LLC, a Delaware limited liability company (“Kinetic ABS AL”), (xi) Kinetic ABS IA LLC, a Delaware limited liability company (“Kinetic ABS IA” and, together with Kinetic ABS AR, Kinetic ABS GA, Kinetic ABS KY and Kinetic ABS OH, Kinetic ABS TX, Kinetic ABS NC, Kinetic ABS FL, and Kinetic ABS AL, the “Closing Date Asset Entities”, and each a “Closing Date Asset Entity”), (xii) each entity (including any Pre-formed Additional Asset Entity) that becomes an Additional Asset Entity following the Series 2026-2 Closing Date (together with the Closing Date Asset Entities, collectively, the “Asset Entities”, and together with the Issuer, the “Obligors”) and (xiii) Wilmington Trust, National Association, as Indenture Trustee and not in its individual capacity and any successor thereto (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into an Amended and Restated Base Indenture, dated as of July 15, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), among the Indenture Trustee and the Obligors;

WHEREAS, the Obligors desire to enter into this Series Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof and hereof;

WHEREAS, the Issuer has duly authorized the issuance of up to $1,140,710,000 aggregate initial principal amount of Secured Fiber Network Revenue Term Notes, Series 2026-2, comprised of the following three Classes of Notes: $805,210,000 initial principal amount of 5.834% Secured Fiber Network Revenue Term Notes, Series 2026-2, Class A-2 (the “Series 2026-2 Class A-2 Notes”), $134,200,000 initial principal amount of 6.224% Secured Fiber Network Revenue Term Notes, Series 2026-2, Class B (the “Series 2026-2 Class B Notes”) and $201,300,000 initial principal amount of 7.536% Secured Fiber Network Revenue Term Notes, Series 2026-2, Class C (the “Series 2026-2 Class C Notes” and, together with the Series 2026-2 Class A-2 Notes and the Series 2026-2 Class B Notes, the “Series 2026-2 Term Notes” or the “Series 2026-2 Notes”);

WHEREAS, the Series 2026-2 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Definitions.  All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture (unless otherwise indicated).  All words and phrases defined in the Base Indenture shall have the same meaning in this Series Supplement, except as expressly set forth herein.  In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Agent Members” shall mean members of, or participants in, DTC, or a nominee thereof.

“Change in Business” shall mean the occurrence of any of the following events with respect to the business of the Issuer as such business is conducted on the Series 2026-2 Closing Date: (i) the Issuer alters its business model by entering into a wholesale arrangement whereby it sells its servicing rights with respect to its residential customers to a third party; (ii) 100% of the equity interests of the Obligors and the Holdco Guarantor are acquired (directly or indirectly) by any Major Broadband Provider; or (iii) the occurrence any initial public offering of the equity interests of any intermediate or ultimate parent of the Obligors and the Holdco Guarantor.

“Electronic Transmission” shall have the meaning ascribed to it in Section 4.07(b).

“Exchange” shall have the meaning ascribed to it in Section 2.04(a).

“Initial Payment Date” shall mean, with respect to the Series 2026-2 Notes, the Payment Date occurring in August, 2026.

“Initial Purchasers” shall mean Barclays Capital Inc. Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Major Broadband Provider” shall mean Alphabet Inc., AT&T Inc., BCE, Inc., Charter Communications, Inc., Comcast Corporation, Meta Platforms, Inc., T-Mobile US, Inc., Verizon Communications Inc. or an Affiliate of or successor-in-interest to any of the foregoing.

“Note Rate” shall mean, with respect to the Series 2026-2 Term Notes, the fixed rate per annum at which interest accrues on the unpaid principal balance of each Class of Series 2026-2 Term Notes as set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated June 5, 2026, relating to the offering by the Issuer of the Series 2026-2 Term Notes.

“Par Call Amount” shall have the meaning ascribed to it in Section 3.03(a).

“Rated Final Payment Date” shall mean, with respect to each Class of the Series 2026-2 Term Notes, the Series 2026-2 Term Note Rated Final Payment Date.

“Rating Agencies” shall mean, in relation to each Class of the Series 2026-2 Notes issued pursuant to this Series Supplement, each of Fitch and KBRA.

“Series 2026-2 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2026-2 Class B Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2026-2 Class C Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2026-2 Closing Date” shall mean July 15, 2026.

“Series 2026-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2026-2 Prefunding Account” shall have the meaning ascribed to it in Section 3.01.

“Series 2026-2 Prefunding Period” shall mean the period commencing on the Series 2026-2 Closing Date and ending on the earliest to occur of the following: (i) the date that all amounts have been withdrawn from the Series 2026-2 Prefunding Account pursuant to Section 3.03, (ii) the occurrence of an Event of Default that is not waived in the manner provided in the Base Indenture, (iii) the commencement of a Rapid Amortization Period, (iv) July 30, 2027 and (v) the Manager notifies the Indenture Trustee that the Pending Asset Transfers relating to such Series 2026-2 Prefunding Account are no longer expected to occur.

“Series 2026-2 Term Note Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).

“Series 2026-2 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).  For purposes of the Base Indenture, the “Series 2026-2 Term Note Anticipated Repayment Date” shall be deemed to be the “Anticipated Repayment Date” with respect to the Series 2026-2 Term Notes.

“Series 2026-2 Term Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2026-2 Yield Maintenance Reserve Account” shall have the meaning ascribed to it in Section 3.04.

“Series 2026-2 Yield Maintenance Reserve Amount” shall have the meaning ascribed to it in Section 3.04.

“Transfer” shall have the meaning ascribed to it in Section 2.04(a).

Rules of Construction.  Unless the context otherwise requires:

(a)       a term has the meaning assigned to it;

(b)       accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)       “or” is not exclusive;

(d)       “including” means including without limitation;

(e)       words in the singular include the plural and words in the plural include the singular;

(f)       all references to “$” or “USD” are to United States dollars;

(g)       any agreement, instrument, regulation, directive or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)       references to a Person are also to its permitted successors and assigns;

(i)       the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified;

(j)       the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(k)       references to any matter being “permitted” under this Series Supplement or under any other Transaction Document shall include references to such matters not being prohibited or otherwise being approved under this Series Supplement or such other Transaction Document;

(l)       any reference to any applicable law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such law;

(m)       whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; and

(n)       whenever the phrase “in direct order of alphanumerical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and the lowest numerical designation within such Class and ending with the letter “Z” and the highest numerical designation within such Class (e.g., A-1, then A-2, then B, then C).

In the event that any term or provision contained herein with respect to the Series 2026-2 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern.

ARTICLE II

SERIES 2026-2 NOTE DETAILS, DELIVERY AND FORM

Series 2026-2 Note Details.

For all purposes of the Base Indenture (including Section 2.07 thereof), the relevant terms of the Series 2026-2 Notes are as follows:

(a)       The aggregate principal amount of the Series 2026-2 Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in three Classes, having the Class and Series designation, Initial Class Principal Balance, Note Rates and initial ratings set forth below:

Class of Notes	Initial Class Principal Balance	Note Rate	Note Type	Rating (KBRA/Fitch)
Series 2026-2, Class A-2	$805,210,000	5.834%%	Term Notes	A-(sf) / A-
Series 2026-2, Class B	$134,200,000	6.224%%	Term Notes	BBB(sf) / BBB-
Series 2026-2, Class C	$201,300,000	7.536%	Term Notes	BB-(sf) / BB-

The “Post-ARD Note Spread” shall, for each Class of Series 2026-2 Term Notes, be the spread per annum set forth in the table below opposite such Class:

Class of Notes	Post-ARD Note Spread
Series 2026-2 Class A-2 Notes	1.50%
Series 2026-2 Class B Notes	1.90%
Series 2026-2 Class C Notes	3.25%

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2026-2 Term Notes will be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the Initial Payment Date, and the denominator of which is 360.  Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2026-2 Term Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section 1.01 of the Base Indenture.  The initial Interest Accrual Period for the Series 2026-2 Term Notes shall consist of 41 days.

(b)       The “Series 2026-2 Term Note Anticipated Repayment Date” is the Payment Date occurring in June 2033.  For purposes of Section 2.07(ix) of the Base Indenture, the “Anticipated Repayment Date” with respect to the Series 2026-2 Term Notes shall be the Series 2026-2 Term Note Anticipated Repayment Date.

(c)       The “Series 2026-2 Term Note Rated Final Payment Date” for each Class of Series 2026-2 Term Notes is the Payment Date occurring in June 2058.  For purposes of Section 2.07(xv) of the Base Indenture, the “Rated Final Payment Date” with respect to the Series 2026-2 Term Notes shall be the Series 2026-2 Term Note Rated Final Payment Date.

(d)       [Reserved.]

(e)       There shall be no Targeted Amortization Amount with respect to any Class of the Series 2026-2 Notes.

(f)       For purposes of Section 2.07(i) of the Base Indenture, the title of the Series of Notes issued pursuant to this Series Supplement is the “Series 2026-2 Notes” consisting of the Series 2026-2 Term Notes (composed of the following three Classes: the Series 2026-2 Class A-2 Notes, the Series 2026-2 Class B Notes and the Series 2026-2 Class C Notes) which shall constitute “Term Notes” and “Notes” for purposes of the Base Indenture and the other Transaction Documents.

(g)       For purposes of Section 2.07(xii) of the Base Indenture, the initial Payment Date with respect to the Series 2026-2 Notes shall be the Initial Payment Date.

(h)       For purposes of Section 2.07(xiv) of the Base Indenture, solely with respect to each Class of the Series 2026-2 Term Notes, (x) the “Prepayment Consideration” is set forth in the definition thereof in the Base Indenture and (y) the “Prepayment Consideration Period” shall mean the period from the Series 2026-2 Closing Date until (but not including) the Payment Date in June 2030.

Delivery of the Series 2026-2 Notes.  Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver the Series 2026-2 Notes (other than the Uncertificated Notes) to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2026-2 Notes and shall hold the Series 2026-2 Notes as agent for the Depositary under the Fast Automated Securities Transfer Program.

With respect to any Uncertificated Note, the Indenture Trustee shall provide to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Note Registrar a Confirmation of Registration.

Forms of Series 2026-2 Notes; Transfers.

(a)       The Series 2026-2 Term Notes shall be issued in the form of Book-Entry Notes in substantially the form set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.  The Depository for the Series 2026-2 Notes shall be DTC.

(b)       None of the Obligors, the Holdco Guarantor, the Non-Securitization Entities, the Indenture Trustee, any Paying Agent, the Servicer, the Back-Up Manager or the Initial Purchasers shall have any responsibility or liability with respect to (i) any aspects of the records maintained by DTC or its nominee relating to or for payments made thereby on account of beneficial interests in a Book-Entry Note or (ii) any records maintained by any Noteholder with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

Tax Restricted Notes.  The Series 2026-2 Class C Notes shall be designated as Tax Restricted Notes (and shall accordingly be subject to the transfer restrictions in Section 2.02(k) of the Base Indenture).  The Series 2026-2 Class C Notes shall be issued in minimum denominations of $6,000,000 and in integral multiples of $1.00 in excess thereof.  Each purchaser of the Series 2026-2 Class C Notes will be deemed to have represented and agreed as follows:

(a)       No such Series 2026-2 Class C Notes (or any interest therein that is described in Treasury regulations section 1.7704-1(a)(2)(i)(B)) shall be marketed, acquired or directly or indirectly sold, encumbered, assigned, participated, pledged, hypothecated, rehypothecated, exchanged, or otherwise disposed of, suffered the creation of a lien on, or transferred or conveyed in any manner (each, a “Transfer”) on or through (i) a United States national, regional or local securities exchange, (ii) a foreign securities exchange or (iii) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (any entity described in clauses (i), (ii) or (iii), an “Exchange”) or (y) cause any of such Series 2026-2 Class C Notes or any interest therein to be marketed on or through an Exchange.

(b)       No financial instrument payments shall be permitted if such financial instrument payments are, or the value of which is, determined in whole or in part by reference to the Series 2026-2 Class C Notes or the value of the Issuer (including the amount of Issuer distributions on such Series 2026-2 Class C Notes, the value of the Issuer’s assets, or the results of the Issuer’s operations), or any contract that otherwise is described in Treasury regulations section 1.7704- 1(a)(2)(i)(B) with respect to the Series 2026-2 Class C Notes or the Issuer.

(c)       No partnership, grantor trust or S corporation shall (i) at all times, hold more than 50% of the value of any person’s interest (direct or indirect) will be attributable to such Series 2026-2 Class C Notes and any other interests (direct or indirect) in the Issuer that are or may be treated as equity interests in the Issuer for U.S. federal income tax purposes or (ii) be part of an arrangement the principal purpose of which is to permit the Issuer to satisfy the 100-partner limitation of Treasury regulations section 1.7704-1(h)(1)(ii) (taking into account holders of the Series 2026-2 Class C Notes as partners for such purposes).

(d)       No Transfer of a beneficial interest in a Series 2026-2 Class C Note shall be permitted if (i) the person receiving the beneficial interest in such Series 2026-2 Class C Notes does not agree to be bound by the restrictions, conditions, representations, warranties and covenants set forth in clauses (a), (b) and (c) above and this clause (d), (ii) such Transfer would cause the aggregate number of beneficial holders and beneficial owners of such interests in the Class C Notes and beneficial holders of any other interests in the Issuer that are or may be treated as equity interests in the Issuer for U.S. federal income tax purposes, as determined for purposes of Treasury regulations section 1.7704-1(h), to exceed 90, or otherwise cause the Issuer to be treated as a publicly traded partnership for such purposes, and (iii) such Transfer would otherwise violate clauses (a), (b) and (c) above.

(e)       Each purchaser of Series 2026-2 Class C Notes (and each beneficial owner) shall be a “United States person” within the meaning of Section 7701(a)(30) of the Code and deliver a fully-completed and executed IRS Form W-9 to the Indenture Trustee prior to its acquisition of Series 2026-2 Class C Notes.

(f)       In the event that the Series 2026-2 Class C Notes are treated as equity interests in the Issuer for U.S. federal income tax purposes, each purchaser of Series 2026-2 Class C Notes shall provide, at the Issuer’s request, such available information as may be reasonably necessary for the Issuer to administer any income tax audit with respect to the Issuer or any of its subsidiaries, and to make any election reasonably determined to be made in connection therewith.

Any Transfer or other action in violation of clauses (a) through (d) above shall be void ab initio, unless, solely in the case of a Transfer or other action in violation of clauses (a) through (c), the Issuer receives an opinion of counsel twenty days prior to the proposed Transfer, in form and substance reasonably satisfactory to the Issuer, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership for U.S. federal income tax purposes.

Deemed Representations.(a) Each purchaser of the Series 2026-2 Notes will be deemed to have represented and agreed as follows (terms used in this Section 2.05 that are defined in Rule 144A or Regulation S under the Securities Act are used herein as defined therein):

(a)       it is (A) (i) a Qualified Institutional Buyer, (ii) aware that the sale of the Series 2026-2 Notes to it is being made in reliance on Rule 144A and (iii) acquiring such Series 2026-2 Notes for its own account or for the account of another Qualified Institutional Buyer, as the case may be, (B) (i) an Institutional Accredited Investor, (ii) acquiring such Series 2026-2 Notes for its own account and (iii) does not intend to resell or distribute such Series 2026-2 Notes in any manner that would violate, or require registration under, Section 5 of the Securities Act, or (C) (i) not a “U.S. person”, (ii) not acquiring such Series 2026-2 Notes for the account or benefit of a “U.S. person” and (iii) located outside of the United States;

(b)       it understands that (A) the Series 2026-2 Notes have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (B) none of the Indenture Trustee or the Note Registrar is obligated to register or qualify the Series 2026-2 Notes and (C) no interest in the Series 2026-2 Notes may be reoffered, resold, pledged or otherwise transferred unless (i) such Series 2026-2 Notes are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, (ii) (a) such interest is reoffered, resold, pledged or otherwise transferred (1) to a person whom the Noteholder desiring to effect such transfer reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (2) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act and the Noteholder desiring to effect such transfer has received a certificate from such Noteholder’s prospective transferee substantially in the form attached as the applicable exhibit to the Base Indenture, or (3) in an “offshore transaction” satisfying the conditions of Rule 903 or Rule 904 of Regulation S, and (b) such interest is reoffered, resold, pledged or otherwise transferred in accordance with all applicable securities laws of the United States, or (iii) the Note Registrar has received an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act;

(c)       if it is acquiring Series 2026-2 Class A-2 Notes or Series 2026-2 Class B Notes, then either (A) it is not (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement to which Section 4975 of the Code or any Similar Laws apply, (iii) an entity deemed to hold the assets of any of the foregoing described in clauses (i) and (ii) pursuant to the Plan Asset Regulation or otherwise, or (iv) a person who is purchasing or holding such Series 2026-2 Notes or any interest therein on behalf of, as fiduciary of, as trustee of, or with assets of, any Plan, or (B) its purchase, holding and subsequent disposition of such Series 2026-2 Notes or any interest therein will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. If it is acquiring Series 2026-2 Class C Notes, then either (A) it is neither a Plan nor a person who is purchasing such Series 2026-2 Class C Notes or any interest therein on behalf of, as fiduciary of, as trustee of, or with assets of, any Plan, or (B) it is a Plan not subject to Title I of ERISA or Section 4975 of the Code and its purchase, holding and subsequent disposition of such Series 2026-2 Class C Notes or any interest therein will not result in a violation of any applicable Similar Laws and will not cause the assets of the Issuer to be subject to Similar Laws;

(d)       it has, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Series 2026-2 Notes and it will, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Base Indenture and in connection with the Series 2026-2 Notes; and

(e)       it has been furnished with all information regarding (a) the Series 2026-2 Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that it has requested.

ARTICLE III

RESERVE ACCOUNTS; ALLOCATION OF PROCEEDS; PREPAYMENT CONSIDERATION

Section 3.01 Funding of the Series 2026-2 Prefunding Account. The Issuer shall establish a non-interest bearing segregated trust account (the “Series 2026-2 Prefunding Account”), in the name of the Indenture Trustee for the benefit of the Series 2026-2 Noteholders which shall be a Prefunding Account for all purposes under the Indenture.  On the Series 2026-2 Closing Date, the Issuer shall apply a portion of the net proceeds from the issuance and sale of the Series 2026-2 Class A-2 Notes, the Series 2026-2 Class B Notes and the Series 2026-2 Class C Notes to deposit to the Series 2026-2 Prefunding Account an amount equal to $91,081,522 with respect to the Pending Assets to be transferred to Kinetic ABS OK.

Section 3.02 Expiration of the Series 2026-2 Prefunding Account. If any funds remaining on deposit in the related Prefunding Account following the end of the applicable Prefunding Period such funds shall be withdrawn (at the direction of the Manager) and applied to prepay each Series 2026-2 Term Note of the applicable Class pro rata based on the initial principal amount of each such Term Note of such Class.

Section 3.03 Application of Funds on Deposit in the Series 2026-2 Prefunding Account During the Series 2026-2 Prefunding Period. Funds on deposit in the Series 2026-2 Prefunding Account may only be released upon the consummation of the Pending Assets Transfer to Kinetic ABS OK.  Upon the consummation of such Pending Assets Transfer and written direction to the Indenture Trustee, the amount on deposit in the Series 2026-2 Prefunding Account attributable to such Pending Assets Transfer shall be withdrawn from the Series 2026-2 Prefunding Account and paid to (or at the direction of) the applicable Non-Securitization Entities as consideration for the consummation of such Pending Assets Transfer.

Section 3.04 Funding and Application of Funds on Deposit in the Series 2026-2 Yield Maintenance Reserve Account. The Issuer shall establish a non-interest bearing segregated trust account (the “Series 2026-2 Yield Maintenance Reserve Account”), in the name of the Indenture Trustee for the benefit of the Noteholders which shall be a Yield Maintenance Reserve Account for all purposes under the Indenture. The Series 2026-2 Yield Maintenance Reserve Account shall be established to reserve an amount equal to the amount of interest that will accrue on the portion of the principal amount of the Series 2026-2 Term Notes equal to the amount on deposit in the Prefunding Account for the Series 2026-2 Term Notes on the Series 2026-2 Closing Date based on the weighted average of Note Rates for the Series 2026-2 Term Notes for the period commencing on the Series 2026-2 Closing Date and ending on July 30, 2027 (the “Series 2026-2 Yield Maintenance Reserve Amount”). On the Series 2026-2 Closing Date, the Issuer shall apply a portion of the net proceeds from the offering and sale of the Series 2026-2 Term Notes in an amount equal to the Series 2026-2 Yield Maintenance Reserve Amount to make a deposit to the Series 2026-2 Yield Maintenance Reserve Account. The amounts in the Series 2026-2 Yield Maintenance Reserve Account shall be applied in accordance with Section 5.01(b) of the Base Indenture. Upon the consummation of the Pending Assets Transfer and written direction to the Indenture Trustee, the amount on deposit in the Series 2026-2 Yield Maintenance Reserve Account shall be withdrawn from the Series 2026-2 Yield Maintenance Reserve Account and deposited in the Liquidity Reserve Account to the extent necessary to cause the amount on deposit in the Liquidity Reserve Account to equal the Required Liquidity Reserve Amount.

Section 3.05 Pledge of the Series 2026-2 Prefunding Account and Series 2026-2 Yield Maintenance Reserve Account. Each Obligor hereby grants to the Indenture Trustee, individually and on behalf of the Holders of the Series 2026-2 Term Notes, a security interest in and to all of its interest in the Series 2026-2 Prefunding Account and the Series 2026-2 Yield Maintenance Reserve Account, and all funds and investment property (as defined in the UCC) on deposit or carried or credited therein from time to time, and the proceeds thereof, as security for payment of the Obligations with respect to the Series 2026-2 Term Notes.

Allocations; Liquidity Reserve.  On the Series 2026-2 Closing Date, (i) the net proceeds from the issuance and sale of the Series 2026-2 Term Notes shall be paid to, or at the direction of, the Issuer, (ii) the Issuer shall apply such net proceeds to, among other things, make deposits into the Series 2026-2 Prefunding Account and the Series 2026-2 Yield Maintenance Reserve Account as described in Section 3.01 and Section 3.04 and to make an initial deposit into the Liquidity Reserve Account so that the total amount on deposit therein equals the Required Liquidity Amount as of the Series 2026-2 Closing Date.

Section 3.07 Prepayment Consideration; Par Call Amount.

(a)       Notwithstanding anything to the contrary in the Base Indenture, no Prepayment Consideration shall be payable in connection with any prepayments in full of the Series 2026-2 Term Notes made in connection with or following any Change in Business, but solely with respect to the amount of principal of the Series 2026-2 Term Notes that is equal to 35% of the Initial Class Principal Balance of Series 2026-2 Term Notes as of the Series 2026-2 Closing Date (each such amount, the “Par Call Amount”).

(b)       With respect to a prepayment in full of the Series 2026-2 Term Notes made in connection with or following a Change in Business, the amount set forth in clause (i) of the definition of “Prepayment Consideration” set forth in the Base Indenture shall be multiplied by a fraction not less than zero, the numerator of which is (I) the Class Principal Balance of the Series 2026-2 Term Notes being prepaid minus (II) the Par Call Amount and the denominator of which is the Class Principal Balance of the Series 2026-2 Term Notes being prepaid.

ARTICLE IV

GENERAL PROVISIONS

Date of Execution.  This Series Supplement for convenience and for the purpose of reference is dated as of July 15, 2026.

Notices.  Notices required to be given to the Rating Agencies by the Issuer, the Asset Entities or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Issuer at Uniti Group Inc., 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72292, Attention: Investor Relations to be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agencies pursuant to Rule 17g-

5 under the Exchange Act and (ii) second to the following addresses:  globalcrosssectorsf@fitchratings and abssurveillance@kbra.com.

Governing Law.  THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT.

Submission to Jurisdiction.  EACH OBLIGOR AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT.

Waiver of Jury Trial.  EACH OBLIGOR AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, THE SERIES 2026-2 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Severability; Entire Agreement.  In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Series Supplement supersedes all prior agreements between the parties and, together with the Base Indenture and the other Transaction Documents, constitute the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties.

Counterparts.

(a)       The parties may sign any number of copies of the Base Indenture and any Series Supplement.  Each signed copy shall be an original, but all of them together represent the same agreement.  The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Series Supplement or any document to be signed in connection with this Series Supplement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “electronic signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(b)       For purposes of this Series Supplement or any other Transaction Documents, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission.  “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.  The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Indenture Trustee).

(c)       Any requirement in this Series Supplement that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.  Notwithstanding anything to the contrary in this Series Supplement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted.  The recipient of the Electronic Transmission will be required to complete a one-time registration process.

(d)       Delivery of an executed counterpart of a signature page of this Series Supplement by Electronic Transmission shall be effective as delivery of a manually executed counterparty of this Series Supplement.

ARTICLE V

APPLICABILITY OF INDENTURE

Applicability.  The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Issuer, the Closing Date Asset Entities and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

KINETIC ABS ISSUER LLC, as Issuer

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS AR LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS GA LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS KY LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

A-2

KINETIC ABS OH LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS TX LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS NC LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS FL LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS OK LLC, as a Series 2026-2 Prefunding Period Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

[Signature Page to Series 2026-2 Series Supplement]

KINETIC ABS AL LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

KINETIC ABS IA LLC, as an Asset Entity

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Sr. Executive Vice President – General Counsel and Secretary

[Signature Page to Series 2026-2 Series Supplement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Jacob Stapleford
Name:	Jacob Stapleford
Title:	Assistant Vice President

[Signature Page to Series 2026-2 Series Supplement]